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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) September 26, 2005

Commission File Number 33-4682

Capital Builders Development Properties II,

A California Limited Partnership

(Exact name of registrant as specified in its charter)

California

(State or Other Jurisdiction of Incorporation)

77-0111643

(IRS Employer Identification No.)

1130 Iron Point Road, Suite 170, Folsom, California 95630

(Address of principal executive offices) Zip Code

Registrant's Telephone Number, Including Area Code (916) 353-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR  230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

As Capital Builders Development Properties II (the "Partnership") reported in its Form 8-K filed on August 16, 2005, the Partnership entered into an Agreement of Purchase and Sale and Joint Escrow Instructions (the "Purchase Agreement") on July 5, 2005 with Jake Schneider, Jay Schneider, Lincoln Snyder, Jon Snyder, and Ted Hart (collectively, the "Buyers"), pursuant to which the Partnership will sell the three remaining buildings owned by the Partnership, located at 4600, 4612, and 4616 Roseville Road, North Highlands, California, to the Buyers for a purchase price of $9,000,000.

On September 26, 2005, Capital Builders, Inc. ("CBI"), the Managing General Partner of the Partnership, sent a letter to the Limited Partners of the Partnership updating them on the status of the sale, which letter is attached hereto as Exhibit 99.1. One of the contingencies to the closing under the Purchase Agreement was the Buyers' receipt of a loan commitment to consummate the purchase. The Buyers have now advised the Partnership that they have secured financing and that they anticipate purchasing the buildings by early October 2005. Accordingly, to provide for the orderly dissolution of the Partnership, CBI has advised the Limited Partners of the Partnership in the letter that secondary sales of outstanding Units of the Partnership will not be recognized after September 26, 2005. The Partnership will recognize secondary sales of outstanding Units made prior to such date, but only if the necessary paperwork regarding the sale is received by CBI on or before the close of business on October 3, 2005.

Item 9.01 Exhibits.

(c) Exhibits

Exhibit 99.1 Letter from Capital Builders, Inc. to the Limited Partners of Capital Builders Development Properties II, dated as of September 26, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAPITAL BUILDERS DEVELOPMENT PROPERTIES II, a California Limited Partnership

By Capital Builders, Inc.

Its Corporate General Partner

By /s/ Michael J. Metzger

Michael J. Metzger

President

Date: September 26, 2005

EXHIBIT INDEX

Exhibit Number	Description

99.1	Letter from Capital Builders, Inc. to the Limited Partners of Capital Builders Development Properties II, dated as of September 26, 2005.